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                                                                   EXHIBIT 10.67

                             PARTICIPATION AGREEMENT
                             -----------------------

         This Participation Agreement, dated this 8 day of March, 2001, ("Agreement") by and between PRESTIGE CAPITAL CORPORATION, a New Jersey corporation with its principal place of business at 2 Executive Drive, Fort Lee, New Jersey 07024 ("PCC), and SELWAY PARTNERS, LLC, a New Jersey limited liability company with its principal place of business at 100 Borront Place, Totowa, New Jersey 07512 ("Participant").

         WHEREAS, PCC has entered into a Purchase and Sale Agreement (the "Factoring Contract") with INSCI-STATEMENTS.COM CORP. ("Client"), a true copy of which is annexed hereto as Exhibit 1, pursuant thereto Client has agreed to assign to PCC from time to time all of Client's right, title and interest in and to certain identified accounts receivable ("Invoices", "Accounts" or "Accounts Receivable"); and

         WHEREAS, Client's obligations under the Factoring Contract are secured by, among other things, a security interest in certain of Client's assets as stated in the Factoring Contract; and

         WHEREAS, PCC and Participant desire to enter into transactions whereby Participant will receive an assignment from PCC of certain identified Invoices which Client has assigned to PCC pursuant to the terms of the Factoring Contract which PCC would not have accepted but for this Agreement.

         NOW, THEREFORE, in order to facilitate these transactions, PCC and Participant agree as follows:

1. SALE OF INVOICES: From time to time, PCC may, at its sole and absolute discretion, propose to assign to Participant one or more of the Invoices that Client has proposed to sell to PCC, which PCC would otherwise elect not to purchase. Participant may, at its sole and absolute discretion, agree to take an assignment on some or all of the Invoices proposed for sale by PCC in accordance with the terms of this Agreement.

2. PURCHASE AND ASSIGNING PROCEDURES: Invoices proposed for assignment by PCC to Participant shall be submitted by PCC to Participant. Participant shall promptly notify PCC whether it will take an assignment of all or some of the Invoices contained in such submission. Participant hereby acknowledges that its decision to take such assignment shall be based solely on its own evaluation and investigation and not upon any statement or representation of PCC, express or implied. Failure by Participant to notify PCC within two
     (2) business days of its decision to take an assignment of such Invoices shall be deemed a decision not to take an assignment of the Invoices, identified thereon. To the extent Participant elects to take an assignment of such Invoices, such Invoice(s) (the "Participant Invoices") shall be identified on "Schedule A", which shall then become an amendment to, and incorporated in, this Agreement. Participant shall pay PCC within one (1) business day of purchase by PCC for the Participant's invoices in the amount thereof, less the Discount described in the Factoring Agreement, by wire transfer, delivery of certified bank check or other immediately available funds as agreed by the parties.

3. ASSIGNMENT OF PCC'S RIGHTS AGAINST CLIENT: Upon the assignment of a Participant's Invoice to Participant and payment therefor to PCC, Participant shall be deemed to have purchased and PCC shall be deemed to have transferred to Participant an equitable and undivided interest in PCC's interests, rights, security interests under or in connection with the Factoring Contract and collateral pertaining thereto and under or in connection with any guarantees of Client's obligations under the Factoring Contract pro rata based on the percentage of the aggregate amount of the Participant's Invoices bears to the aggregate Accounts purchased by PCC under the Factoring Contract.

4. PCC'S REPORTING OBLIGATIONS: PCC shall provide Participant with aging reports on reasonable demand, but no less frequently than monthly, which reports shall identify all Participant's Invoices and for each such
     Invoice: the face value thereof; the account debtor, and the number of days payments is outstanding thereon. PCC shall also provide to Participant upon request copies of all reports received from Client.

5. PAYMENT BY ACCOUNT DEBTORS: Subject to Paragraph 9 hereof, any and all payments received by PCC on account of Participant's Invoices shall be deposited by PCC to an account designated to Participant by wire transfer to Participant within three (3) business days less any rebate to which the Client may be entitled under the Factoring Contract. Subject to Paragraph 9 hereof, any funds from an account debtor, which is indebted to the Participant and PCC, shall be distributed on a pro rata basis unless the account debtor designate the specific invoices being paid. In the event that any law, regulation, order, decree or judgment now or hereafter in effect in any manner affects payments made regarding a Participant's Invoice, including, but not limited to, an order whereby PCC is required to return or pay a third party monies received on a Participant's Invoice, Participant shall immediately upon notice pay to PCC the sum so ordered to be returned or paid.

6. INSPECTION OF PCC'S BOOKS AND RECORDS: As long as Participant remains unpaid on any of Participant's Invoices, Participant's may inspect and copy at Participant's expense PCC's books and records as they relate to such Participant's Invoices at any time upon reasonable notice during normal business hours.

7. NO GUARANTY OR WARRANTY OF PARTICIPANT'S INVOICES: The participation described herein is being sold to Participant WITHOUT RECOURSE to PCC. Participant shall have the sole credit risk with respect thereto. Participant shall look only to the Participant's Invoice, the account debtor who received the goods or services provided under the Participants Invoice, or the Client, if appropriate, to receive its payments hereunder. PCC does not guarantee payment in any amount on the Participant's Invoices, and does not warrant the validity of any invoice or any security interest provided as collateral. Except as provided herein, PCC shall not have, and does not assume, any liability to Participant for the repayment of Participant's Invoices and Fees thereon. PCC agrees to use the same level of care in administering the Participant's Invoices as it does for its own invoices.

8. COLLECTION ACTIONS: Notwithstanding any other right that Participant may have under this Agreement or at law, and without constituting an election of remedies, in the event that Client breaches the Factoring Contract with respect to a Participant's Invoice, or any other entity fails to comply with their obligations with respect thereto, and the Participant's Invoice remains unpaid:

         1) Participant, at its election, may authorize PCC to institute an action, upon two- (2) business days' written notice to PCC; Participant may institute an action in PCC's name, in order to collect on the Purchaser's Invoice or Client's other assets. Participant and not PCC shall be liable for all the costs incurred in connection therewith (including attorney's fees and expenses) and may collect sums from the Client under the Factoring Contract after fully reimbursing PCC for any costs incurred by PCC in connection therewith.

         2) In the event that in any action PCC combines a claim for its own Invoices along with Participant's Invoices, PCC and Participant shall share in the costs incurred in the collection effort (including attorney's fee and expenses), and shall also share the proceeds therefore, in the proportion that the outstanding balance due to Participant for the Participant's Invoices bears to the outstanding balance due to PCC for Client's Invoices, and;

         3) Nothing in this Agreement shall prohibit PCC from instituting an action in its own name against a Client or any other entity at any time or seeking payment on an Invoice as allowed by contract or law.

9. PCC'S FEE. As consideration for PCC's services hereunder, PCC shall receive one percent (1%) of each Participant's Invoice purchased pursuant thereto. That is, if Participant's fee as stated in the Factoring Contract is ten percent (10%) of the purchased Invoice, PCC shall receive on percent (1%) and Participant shall receive nine percent (9%).

10. TERMINATION: This Agreement may be terminated on thirty (30) days' notice from one party to the other, which termination shall not affect any Invoices purchased by Participant theretofore.

11. WAIVER OF JURY TRIAL: Participant and PCC each hereby voluntarily, absolutely, irrevocably and unconditionally waive any right to have a jury trial in any litigation (whether based in contract, tort or otherwise) between or among them, arising out of or relating to this Agreement.

12. CHOICE OF LAW: This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New Jersey, without regard to conflicts of law principles.

13. RECOVERY OF ATTORNEY'S FEES AND EXPENSES: The prevailing party shall be awarded the costs, expenses and reasonable attorney's fees incurred in any litigation arising between the parties hereto and in collecting upon any judgment entered in connection therewith.

14. SERVICE OF PROCESS: Service of process or any notice will be considered valid if sent by certified U.S. Mail return receipt requested, by nationally recognized overnight courier, or delivered personally and addressed to the addresses first stated in this Agreement, unless the address is changed by written notice in accordance with this Agreement.

15. CONSTRUCTION: Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid to the greatest extent allowed under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, said provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

16. SUCCESSORS AND ASSIGNS: This Agreement shall bind the parties, their successors, representatives and assigns, and may not be assigned by either party without prior written consent.

17. NO WAIVER: No failure or delay on the part of either party in exercising any power or right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of such power or right preclude any further exercise thereof or the exercise of any other power or right. No waiver by either party of any provision of this Agreement or of any breach or default shall be effective unless in writing signed by such party.

18. CONFIDENTIALITY AND NON-COMPETITION: Unless Participant had prior contacts with an entity before introduction to that entity by PCC or before PCC provided Participant information regarding an entity, which contact participant shall reveal to PCC within five (5) days of the time of introduction or provision of information, Participant shall treat as confidential and proprietary to PCC the entity so introduced and information so provided. With regard to such entity and such information Participant agrees not to directly or indirectly solicit any factoring or financing business from, or enter into any factoring or financing relationship with, any such entity during the term of and for at least two
     (2) years from the date of termination of this Agreement, unless otherwise agreed in writing by PCC. Notwithstanding the foregoing, PCC acknowledges that Participant introduced PCC to Client and that Client is presently indebted to the Participant and that nothing contained herein shall in any way modify, alter, limit or prohibit Client's existing financial and business relationships with the Client, the exercise by Participant of any rights or remedies that Participant may have with respect thereto or from engaging in any other transactions of any nature with the Client.

19. ENTIRE AGREEMENT AMENDMENT: This Agreement, including the exhibits hereto, constitutes the entire agreement between the parties and supersedes all prior written and verbal communications. This Agreement may not be amended in any respect without a writing executed by both parties.

20. COUNTERPARTS: This Agreement may be signed in counterparts, each of which shall be deemed an original, but all which when taken together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and date set forth above.

                                    PARTICIPANT

                                    SELWAY PARTNERS, LLC


                                    By:         /s/  YOAV COHEN
                                        ---------------------------------
                                          Name:  Yoav Cohen
                                          Title:  Chief Operating Officer


                                    PRESTIGE CAPITAL CORPORATION


                                    By:_/s/ HARVEY L. KAMINSKI
                                        ----------------------
                                          Name: Harvey L. Kaminski
                                          Title: President